REGULATION D SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL, STATE OR FOREIGN SECURITIES AUTHORITIES, NOR HAVE ANY SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT TERMS AND CONDITIONS OF THE PROPOSED INVESTMENT AND THEIR OWN ASSESSMENT OF THE RISKS INVOLVED.

     This Regulation D Securities Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the offer to the Subscriber of, and the subscription by the Subscriber for, shares of Series D Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of HARVEST RESTAURANT GROUP, INC., a Texas corporation (the "Company") and warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). The Preferred Stock shall be issued in exchange for the 133.2 outstanding shares of Series B Preferred Stock and 200 outstanding shares of Series C Preferred Stock of the Company and upon payment of the sums stated below. Each share of Preferred Stock has a stated value (i.e., is in the face amount) of One Thousand Dollars ($1,000.00).

     1. Exchange of Outstanding Series B and C Preferred Stock.

          1.1 Exchange of Outstanding Series B Preferred Stock. For each share of Series B Preferred Stock exchanged, the holder thereof shall receive fifteen
(15) shares of Preferred Stock. Based on the $1,000 stated value per share of the Preferred Stock, this exchange ratio values each share of Series B Preferred Stock at Fifteen Thousand Dollars ($15,000), or One Hundred Fifty percent (150%) of original issue price.

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          1.2 Exchange of Outstanding  Series C Preferred  Stock. For each share of Series C Preferred Stock exchanged, the holder thereof shall receive thirteen
(13) shares of Preferred Stock. Based on the $1,000 stated value of the Preferred Stock, this exchange ratio values each share of Series B Preferred Stock at Thirteen Thousand Dollars ($13,000), or One Hundred Thirty percent (130%) of original issue price. (The shares of Preferred Stock issued in exchange for the outstanding Series B Preferred Stock and Series C Preferred Stock as provided in this Section 1 are sometimes referred to in this Agreement as the "Exchange Shares.")

     2. Offering Shares. The Company is also offering to qualified investors (the "Offering") up to an aggregate stated value (face amount) of Preferred Stock of Four Million Dollars Six Hundred Thousand Dollars ($ 4,600,000)
(representing 4,600 shares) for an aggregate purchase price of Four Million Dollars ($4,000,000.00) (the "Offering"). The Preferred Stock issued for cash shall be the "Offering Shares."

          2.1 Subscription for 2,600 Shares of Preferred Stock for the Series C Escrow Money. Two Million Dollars ($2,000,000; the "Series C Escrow Money") was placed in escrow in July 1998 for the intended subsequent purchase of 200 shares of Series C Preferred Stock. Because the conditions for the release of the Series C Escrow Money from escrow were not met, the Series C Escrow Money was never released from escrow and, accordingly, the 200 shares of Series C Preferred Stock originally intended to be purchased with such funds were never issued. In light of those circumstances, the Subscriber will be credited, for purposes of the Subscriber's acquiring a portion of the Offering Shares, with the portion of the Series C Escrow Money specified on the appropriate line in
Section 11 below (assuming the Series C Escrow Money is placed into escrow as provided elsewhere in this Agreement), multiplied by One Hundred and Thirty percent (130%). Therefore, the Subscriber shall receive, for each Ten Thousand Dollar ($10,000) increment contributed from the Series C Escrow Money, thirteen
(13) shares of Preferred Stock having a stated value of One Thousand Dollars ($1,000) per share, or an aggregate stated value of Thirteen Thousand Dollars ($13,000).

          2.2  Subscription  for 2,000 Shares of Preferred  Stock for $2,000,000
Not Previously Placed in Escrow. Upon funding of a Two Million Dollar ($2,000,000) portion of the subscription amount hereunder (and only upon such funding) as herein provided, the shall receive, for each Ten Thousand Dollar ($10,000) increment funded by the Subscriber, ten (10) shares of Preferred Stock having a stated value of One Thousand Dollars ($1,000) per share, or an aggregated stated value of Ten Thousand Dollars ($10,000).

          2.3 Warrants. Subscribers shall be given Warrants, the form of which is attached hereto as Exhibit D, to purchase 100,000 shares of the Company's Common Stock, for each $1,000,000 or pro-rata investment thereof, at a price of $2.00 per share. Such Warrants are to be exercisable for five (5) years after closing, and the Company shall register the shares underlying the Warrants in the registration statement filed by the Company with the Securities and Exchange Commission (the "SEC") to register, among other things, the shares of Common Stock reasonably anticipated to be issuable upon conversion of the Preferred Stock (the "Registration Statement").

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          2.4 Terms of Preferred  Stock - Statement of Resolution.  The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into Common Stock, are set forth in the Statement of Resolution of Series D Preferred Stock (the "Statement of Resolution"), substantially in the form attached hereto as Exhibit A. The solicitation of this Subscription by the Company, and, if accepted by the Company, the sale of the shares of Preferred Stock subscribed for, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Preferred Stock, the Shares issuable upon conversion thereof (the "Conversion Shares"), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are sometimes referred to herein collectively as the "Securities."

     The undersigned Subscriber and the Company, upon acceptance of this Agreement, hereby covenant, warrant, represent, agree and acknowledge as follows:

     3. Offering.

          3.1 Offer to  Subscribe;  Purchase  Price and Closing;  and  Placement
Fees.

     Subject to satisfaction of the conditions to the closing of a purchase and sale of Preferred Stock as to each purchaser of Preferred Stock (the "Closing") set forth in Section 3.4 below, the Subscriber hereby offers to subscribe for and purchase shares of Preferred Stock, for the purchase price(s) set forth in
Section 11 of this Agreement and in exchange for the Series B Preferred Stock and Series C Preferred Stock, all in accordance with the terms and conditions of this Agreement.

          3.2 Exchange Shares Closing.

     As to the Exchange Shares, they shall be issued upon fulfillment of Section 3.4.

          3.3 Offering Shares Closings. As to the Offering Shares:

               (1) Assuming that funds representing the Series C Escrow Money, together with subscription agreements for all of the shares of Preferred Stock offered in this Offering (which subscription agreements have been accepted by the Company), are deposited into the Company's designated escrow account for this Offering (the "Escrow Account"), and that the general conditions set forth in Section 3.4 have been satisfied, the Closing shall be deemed to occur when this Agreement has been executed by both the Subscriber and the Company,, in consideration for the Company's delivery of certificates representing the shares of Preferred Stock so subscribed for at the times described herein.

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               (2) Notwithstanding  the foregoing,  the Offering Shares proceeds
(or portions thereof, as applicable) shall not be released, nor the Offering Shares delivered (or portions thereof delivered, as applicable), except as the conditions in Section 3.5 are fulfilled.

     The parties hereto acknowledge that J.P. Carey Securities Inc. is acting as the placement agent (the "Placement Agent") for the placement of the Preferred Stock and will be compensated by the Company in shares of Common Stock and warrants to purchase Common Stock of the Company. The Placement Agent has acted solely as placement agent and consultant in connection with the offer and sale by the Company of the Preferred Stock pursuant to this Agreement and the ancillary documents referenced herein or attached hereto as exhibits. The information and data contained in the Disclosure Documents (as defined in Section 6.2 hereof) have not been subjected to independent verification or investigation by the Placement Agent, and no representation or warranty is made by the Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.

          3.4 General Conditions to Subscriber's Obligations. The Subscriber's obligations hereunder are conditioned upon the occurrence of all of the following:

          (a) the  following  documents  shall  have  been  deposited  with  the
          Company's escrow agent for the Offering ("Escrow Agent"): the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (executed by the Company), and the Statement of Resolution, substantially in the form attached hereto as Exhibit A (together with evidence showing that it has been duly filed with the Secretary of State of Texas);

          (b) corresponding Subscription Agreement(s) accepted by the Company have been received by the Escrow Agent;

          (c) the escrow agreement ("Escrow Agreement") to which the Escrow Agent is a party and which governs the Escrow Account shall have been fully executed by all parties, and the Series C Escrow Money shall have been funded into the Escrow Account by wire transfer in United States Dollars ; and

          (d) share certificates evidencing the 133.2 outstanding shares of Series B Preferred Stock and 200 outstanding shares of Series C Preferred Stock shall have been received by the Escrow Agent.

          3.5  Conditions  to  Offering  Shares   Closings.   The   Subscriber's
obligations regarding the Offering Shares are conditioned upon the occurrence of the following:

          (a) Sections 3.3 and 3.4 are satisfied;

          (b) One Million Dollars ($1,000,000.00) of the Series C Escrow Money shall be released to the Company upon filing by the Company of a preliminary proxy statement (the "Preliminary Proxy Statement") with the SEC, one of the purposes of which will be to solicit shareholder approval of an amendment to the Articles of Incorporation of the Company to increase its number of authorized shares of common stock to not less than 100,000,000, and upon such release, the Company shall issue and deliver to the Subscribers in the Offering, based upon instructions in Section 11 of the Subscribers' subscription agreements, certificates evidencing an aggregate of One Thousand Three Hundred (1,300) shares of Preferred Stock;

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


          (c) the remaining One Million Dollars ($1,000,000.00) of the Series C Escrow Money shall be released to the Company upon mailing of the definitive proxy statement (the "Definitive Proxy Statement") to the shareholders of the Company, and upon such release, the Company shall issue and deliver to the Subscribers in the Offering, based upon instructions in Section 11 of the Subscribers' subscription agreements, certificates evidencing an aggregate of One Thousand Three Hundred (1,300) shares of Preferred Stock; and

          (d) Two Million Dollars ($2,000,000) shall be funded by the Subscribers directly to the Company upon the effective date of the Registration Statement (of which effective date the Subscribers shall be given not less than five (5) days' prior written notice) pursuant to the Registration Rights Agreement attached as Exhibit B, and upon such funding, the Company shall issue and deliver to the Subscribers in the Offering, based upon instructions in Section 11 of the Subscribers' subscription agreements, certificates evidencing an aggregate of Two Thousand (2,000) shares of Preferred Stock.

     4. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as follows (which representations and warranties shall be true as of the date of Closing):

          4.1 Accredited Investor. The Subscriber hereby represents and warrants to the Company that it is an "accredited investor," as defined in Rule 501 of Regulation D, and has marked the applicable box set forth in Section 11 of this Agreement signifying such status.

          4.2  Investment   Experience;   Access  to  Information;   Independent
Investigation.

               4.2.1 Access to Information. The Subscriber or its professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, and its officers, directors, employees and agents concerning the terms and conditions of the Offering, and the Company and its business and prospects, and to obtain any additional information which the Subscriber or its professional advisor deems necessary to verify the accuracy of the information received. The foregoing, however, does not limit or modify the Subscriber's right to rely upon representations and warranties of the Company in
Section 6 of this Agreement.

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


               4.2.2 Ability to Evaluate. The Subscriber has such knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in the Company, including without limitation those set forth in the Disclosure Documents (as defined below in Section 6.2).

               4.2.3 Disclosure Documents. The Subscriber has received and reviewed the Disclosure Documents (as defined below in Section 6.2). The foregoing, however, does not limit or modify the Subscriber's right to rely upon the representations and warranties of the Company in Section 6 of this Agreement.

               4.2.4 Investment Experience; Fend for Self. The Subscriber has substantial experience in investing in securities and has made investments in securities other than those of the Company. The Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement and that it has the ability to bear the economic risk of its investment in the Company. The Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

               4.2.5 Not an Affiliate. The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 415 of the Securities
Act) of the Company.


          4.3 Exempt Offering Under Regulation D

               4.3.1  Investment;  No Distribution.  The Subscriber is acquiring the shares of Preferred Stock subscribed for (the "Preferred Shares") and the accompanying Warrants solely for investment purposes for the Subscriber's own account (or for beneficiaries' accounts over which the Subscriber has investment discretion but no discretionary authority as to voting or disposition) and not with a view to a distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on its ability to sell or dispose of the Securities, and therefore, that the Subscriber must bear the economic risk of its investment for an indefinite period of time. The Subscriber has adequate means of providing for its current needs and anticipated contingencies and has no need for liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to its net worth.

               4.3.2 No General Solicitation. The Preferred Shares and the accompanying Warrants were not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               4.3.3 No Registration of Preferred Shares and Conversion Shares. The Subscriber understands that neither the Preferred Shares nor the Conversion Shares are not registered and therefore are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act or pursuant to an exemption therefrom. In this connection, the Subscriber represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Subscriber further understands, however, that the Company is obligated to register the resale of the Conversion Shares within one hundred twenty (120) days after the shareholders' meeting to which the Definitive Proxy statement relates.

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


               4.3.4   Disposition.    Without   in   any   way   limiting   the
representations set forth above, the Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) The Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

          4.4 Due Authorization.

               4.4.1 Authority. The Subscriber, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document referred to herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Subscriber is executing this Subscription Agreement.

               4.4.2 Due Authorization. The Subscriber is duly and validly organized, validly existing and in good standing as such entity under the laws of the jurisdiction of its organization, with full power and authority to purchase the Preferred Shares and accompanying Warrants subscribed for and to execute and deliver this Agreement.

     5. Acknowledgements. The Subscriber is aware of the following:

          5.1 Risks of Investment. The Subscriber recognizes that investment in the Company involves certain risks, including the potential loss of the Subscriber's investment herein. The Subscriber recognizes that this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Securities Act;

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


          5.2 No Government Approval. The Subscriber acknowledges that no federal, state or foreign agency has passed upon or reviewed the terms and conditions of the Offering or made any finding or determination as to the fairness of the Offering;

          5.3 Restrictions on Transfer. The Subscriber may not sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities in the absence of either an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities law;

          5.4 Exempt Transaction. The Preferred Shares and accompanying Warrants are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and the Subscriber's representations, warranties, agreements, acknowledgements and applicability of such exemptions and the suitability of the Subscriber to acquire Preferred Shares.

          5.5 Legends. It is understood that any certificates evidencing the Preferred Shares and (prior to registration as provided in Section 7) the Conversion Shares shall bear the following legend:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or an opinion of counsel, reasonable satisfactory to the Company, that the sale or transfer is pursuant to an exemption to the registration requirements of those securities laws."

          5.6 Convertibility of Preferred Shares. The Subscriber acknowledges that the Preferred Shares are not convertible until a date that will be no sooner than 120 days after the shareholders approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to not less than 100,000,000. Notwithstanding the provisions hereof or of the Preferred Shares, in no event (except with respect to automatic conversion date, set forth in the Statement of Resolution, upon the maturity of the Preferred Shares) shall the holder be entitled to convert any Preferred Shares to the extent after such conversion, the sum of (1) the number of Common Stock beneficially owned and through the Subscriber and its (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Shares), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Shares with respect to which the determination of this provision is being made, would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act (as defined below), except as otherwise provided in clause 1) of such provision.

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     6.  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Subscriber, except as disclosed in the Disclosure Documents or otherwise disclosed to Subscriber, which representations and warranties shall be true as of the date of acceptance of this Agreement by the Company and as of Closing:

          6.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending or, to its knowledge, threatened or contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents (as defined in Section 6.2 below).

          6.2 Corporate Condition. The Company has timely filed all forms, and reports and documents with the Securities and Exchange Commission required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act") through the date hereof (collectively, the "SEC Reports"). Each of the SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. The Company has made available to the Subscriber a copy of the Company's Form 10-KSB/A for the fiscal year ended December 28, 1997, and a copy of the Company's Forms 10-QSB, 8-K and S-3 filed by the Company since January 1, 1998 (the "Most Recent Filings Report"). There have been no material adverse changes in the Company's business, prospects, operations or financial condition since the date of the Most Recent Filings Report. The SEC Reports, the most Recent Filings Reports and any other report furnished by the Company to the Subscriber are referred to collectively as the "Disclosure Documents." The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the periods covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened or contemplated against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

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          6.3 Authorization.  All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Preferred Shares (and reservation for issuance), of the Conversion Shares obtainable on conversion of the Preferred Shares and the Warrant Shares have been taken, and this Agreement, the Statement of Resolution and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms. The Company has obtained all consents and approvals required for it to execute, deliver and perform this Agreement and the Registration Rights Agreement.

          6.4 Valid Issuance of Preferred Shares and Conversion Shares. The Preferred Shares, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of the Subscriber in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares when issued in accordance with the terms of the Statement of Resolution shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of the Subscriber, will be issued in compliance with all applicable U.S. federal and state securities laws. The Securities will be issued free of any preemptive rights. The Company is currently preparing the Preliminary Proxy Statement so that the Company will have a sufficient number of shares of Common Stock reserved and authorized for issuance upon conversion of the Preferred Stock. The Company will use its best efforts to file the Preliminary Proxy Statement with the SEC on a timely basis.

          6.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws as amended and in effect on and as of the date of this Agreement or of any material provision of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse affect on the Company's business or prospects, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company. (Notwithstanding the foregoing, the Company presently lacks enough authorized shares of Common Stock to support conversion of its outstanding shares of Preferred Stock.)

          6.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, and has a class of securities registered under
Section 12 or Section 15 of the Exchange Act. The Company undertakes to furnish the Subscriber with copies of such publicly disclosable information as may be reasonably requested by the Subscriber prior to consummation of this Offering and thereafter as long as the Subscriber holds the Securities.

          6.7 Capitalization; Authorized and Issued Shares. The authorized and issued shares of Preferred Stock, Common Stock and warrants, options, instruments convertible into Common Stock and rights to acquire Preferred or Common Stock, as of the effective date of the merger of TRC Acquisition Corporation into Hartan, Inc., a wholly owned subsidiary of the Company, are set forth on Exhibit C.

          6.8 Compliance with Laws. As of the date hereof, the conduct of the business of the Company complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the Offering.

          6.9 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering which has not been waived.

          6.10 Disclosures. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in the Disclosure Documents that (a) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or (b) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the issuance of the Securities.

          6.11 Representations True and Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Last Closing and the issuance of the Preferred Shares.

          6.12 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with the Offering.

     7. Covenants of the Company.

          7.1 Independent Auditors. The Company shall, until at least three (3) years after the date of the Closing, maintain as its independent auditors an accounting firm authorized to practice before the Securities and Exchange Commission.

          7.2 Corporate Existence and Taxes. The Company shall, until at least three (3) years after the date of Closing, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization so long as the surviving entity in such transaction, if not the Company, assumes all of the Company's obligations with respect to the Securities) and shall pay all its taxes when due, except for taxes which the Company disputes.

          7.3 Registration of Conversion Shares and Warrant Shares. The Company will register the Conversion Shares and the Warrant Shares on the terms of the Registration Rights Agreement (substantially in the form attached as Exhibit B).

          7.4 Rights of First Refusal. The Company shall not issue any debt or equity securities for cash in private (non-registered) capital raising transactions ("Future Offerings") for a period beginning on the date hereof and ending one hundred eighty (180) days after the Closing without providing the Placement Agent and the Subscriber the option to purchase the securities being offered in the Future Offerings on the same terms as contemplated by such Future Offerings.

          7.5 Filings with Securities and Exchange Commission. Upon request, the Company shall provide the Subscriber with copies of its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K for as long as the Preferred Shares remain outstanding.

          7.6 Payments for Late Conversion or Failure to Reserve Authorized but Unissued Common.

               7.6.1 Payments for Late Conversion. As set forth in the Statement of Resolution, the Company shall use all reasonable efforts to issue and deliver to the Subscriber or any party receiving Preferred Shares by transfer from the Subscriber (together with the Subscriber, sometimes referred to herein as the "Holder"), within three (3) business days (the "Deadline") after the Holder has fulfilled all conditions and delivered all necessary documents duly executed and in proper form, required for conversion pursuant to the Statement of Resolution, including the original certificate(s) representing the Shares to be converted, all in accordance with the subscription documents (or, in the case of lost or stolen certificates, after provision of security or indemnification), a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon submission of a notice of conversion. The Company understands that a delay in the issuance of the Conversion Shares beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay the Holder for late issuance of Conversion Shares upon Conversion in accordance with the following schedule (where "No Business Days Late" is defined as the number of business days beyond the Deadline):

                                          Late Payment
                                       For Each Preferred
       No. Business Days Late        Share Being Converted
       ----------------------        ---------------------
                3                              $50
                4                             $100
                5                             $150
                6                             $200
                7                             $250
                8                             $300
                9                             $400
               10                             $500
  greater than 10                             $500       +$50 for each Business
                                                         Day Late beyond 10 days


     The Company shall pay any late payments to Holder incurred under this Section by check upon the earlier to occur of: (i) issuance of Conversion Shares to the Holder or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and delivery Conversion Shares to the Subscriber in accordance with the terms of the Statement of Resolution.

               7.6.2 Payments for Failure to Reserve Authorized but Unissued Common Stock. If, at any time a Holder or Holders of Shares submit a notice of conversion and the Company does not have sufficient authorized but unissued Conversion Shares available to effect, in full, a conversion of the Series D Preferred Stock under Section 4 of the Statement of Resolution (a "Conversion
Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to such Holder(s), pro rata, all of the Conversion Shares of Common Stock which are available, and the notice of conversion as to any Conversion Shares of Series D Preferred Stock requested to be converted but not converted (the "Unconverted Preferred Conversion Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all Holders of outstanding Preferred Stock, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two (2) day courier). No Holder may submit a notice of conversion after receipt of a Notice of Conversion Default until the date additional Conversion Shares are authorized by the Company. The Company will use best efforts to authorize an appropriate number of additional shares as soon as practicable. If the Company is unable to cure the Conversion Default within forty-five (45) days, then the Company agrees to make to all Holders of outstanding Preferred Shares a payment (the "Conversion Default Payments") for a Conversion Default in the amount of (N/365) X .25 X the stated value (face amount) of the outstanding Preferred Stock held by each Holder, where N=the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of Conversion Shares to effect conversion of all remaining shares of Preferred Stock. The Company shall send notice ("Authorization Notice") via facsimile, with a copy by overnight or two (2) day courier, to all Holders of outstanding Preferred Shares that additional Conversion Shares have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock in accordance with the Conversion Formula, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to each Holder of outstanding Preferred Shares by the fifth (5th) day of the following calendar month or (ii) in the event the Holder elects to make such payment in stock, the Holder may convert such payment amount into Common Stock in accordance with the Conversion Formula at any time after the fifth (5th) day of the calendar month following the month the Authorization Notice was received, until the automatic conversion date set forth in the Statement of Resolution. Nothing herein shall limit the Holder's right to seek actual damages for the Company's failure to maintain a sufficient number of authorized Conversion Shares of Common Stock.

          7.7 Removal of Legend Upon Registration. Restrictive legends will be removed from the Common Stock when registered under the Registration Statement, or, if registration is not timely, the legend may be removed or modified appropriately when the Holder demonstrates entitlement to sell Conversion Shares without registration and without the applicability of a restrictive legend.

          7.8 Listing. The Company shall use its best efforts to list its Common Stock on the Nasdaq Small Cap Market or another national securities exchange or national quotation system.

     8. Miscellaneous.

          8.1 Representations and Warranties Survive the Closing; Severability. The Subscriber's and the Company's representations and warranties shall survive the Closing of the transaction provided for hereby notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subscriber may assign its rights hereunder in connection with any private sale of the Shares, so long as, as a condition precedent to such transfer, the Transferee executes an acknowledgement agreeing to be bound by the applicable provisions of this Agreement.

          8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without respect to conflict of laws.

          8.4 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

          8.5 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

          8.6 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by overnight or two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          8.7 Expenses. Each of the Company and the Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

          8.8 Entire Agreement; Written Amendments Required. This Agreement, the Statement of Resolution, the Preferred Stock certificates, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9. Subscription and Wiring Instructions; Irrevocability.

          9.1 Subscription

          (a) Wire transfer of Subscription Funds. Subscriber shall send a signed Subscription Agreement by facsimile to the Escrow Agent at 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309,
               Attn.: Wade H. Stribling, Esq. and its subscription funds by wire transfer, to the Escrow Agent as follows:

               Bank:                     First Union National Bank of Georgia
                                         999 Peachtree Street, N.E.
                                         Atlanta, Georgia   30309
               ABA Routing No.:          #0610-0022-7
               Account No.:              #2080000501679
               ATTN:                     Wade H. Stribling, Esq.
               Re:                       Tanner's
               Notify:                   (404) 817-6191

          (b) Irrevocable Subscription. The Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by the Subscriber, that this Agreement is irrevocable and that the Subscriber is not entitled to cancel, terminate or revoke this Agreement; provided, however, that if the conditions to Closing are not satisfied or if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material facts, the Subscriber may revoke or cancel this Agreement.

          (c) Company's Right to Reject Subscription. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. The Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber.

          9.2 Acceptance of Subscription. In the case of acceptance of this subscription, ownership of the number of securities being purchased hereby will pass to the Subscriber upon the Closing.

          9.3 Subscriber to Forward Original Signed Subscription Agreement to Company. The Subscriber agrees to courier to the Company its original inked signed Subscription Agreement within three (3) days after faxing said signed Agreement to the Placement Agent.

     10. Indemnification. The Company agrees to indemnify and hold harmless the Subscriber and the Placement Agent and each of their officers, directors, employees and agents, and each person who controls Subscriber or the Placement Agent within the meaning of the Act or the Exchange Act (each, a "Subscriber Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed arising from or due to any untrue statement of a material fact or the omission to state any material fact required to be stated in order to make the statements not misleading in any representation or warranty made by the Company contained in this Agreement or in any statements contained in the Disclosure Documents.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 10, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Company, if representation of such Indemnified party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts or interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 10, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this
Section 10 to the extent it is prejudicial.

     11. Number of Shares and Purchase Price. The undersigned Subscriber hereby subscribes for and agrees to purchase __________________ shares of Series D Preferred Stock with a stated value of $1,000 per share , as follows:

Number  of  shares  of  Series  B  Preferred   Stock   exchanged  by  Subscriber
___________________,  multiplied by 15 = _______________________,  the number of
Exchange Shares to be received for Series B Preferred Stock.


Number  of  shares  of  Series  C  Preferred   Stock   exchanged  by  Subscriber
___________________,  multiplied by 13 = _______________________,  the number of
Exchange Shares to be received for Series C Preferred Stock.


Amount of the Series C Escrow Money deemed to be provided by Subscriber $_____________, multiplied by 130% = $____________________, divided by $1,000 =
___________________, the number of Offering Shares to be received for the Series C Escrow Money.


Number of Offering Shares subscribed for as provided in Section 3.5(d) __________________, multiplied by $1,000 = $__________________________, the amount Subscriber agrees to pay as provided in Section 3.5(d).


     12. Accredited Investor. The Subscriber is (please check applicable box):

     (a)   [ ]      a corporation, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b)   [ ]      any trust,  with total assets in excess of  $5,000,000,  not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (c)   [ ]      an individual, who

           [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

           [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

           [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d)   [ ]      an entity  owner of which is an entity  described  in (a) or
                    (b) above or is an individual who could check one (1) of the first three (3) boxes under subparagraph (c) above.

     13. Other Exemptions. The Subscriber and the Company acknowledge and agree that the reliance on Regulation D as an exemption from registration is not exclusive and shall not preclude the Company from claiming the availability of any other exemption, nor shall it preclude the Subscriber from relying on any exemption from registration with respect to the acquisition of the Securities or any resale of the Securities.

The  undersigned   acknowledges   that  this  Agreement  and  the   subscription
represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Subscriber does hereby execute this Agreement this _______ day of ________________, 1998.



-----------------------------               -----------------------------
Name of Company You Represent               EXACT NAME IN WHICH YOU WANT
                                            THE SECURITIES TO BE REGISTERED
(if applicable)

-----------------------------               DELIVERY INSTRUCTIONS:
Your Signature                              Please type or print address where
                                            your security is to be delivered

-----------------------------               ATTN:
Your Name:  Please Print                    -----------------------------


-----------------------------               -----------------------------
Title/Representative Capacity               Street Address
(if applicable)


-----------------------------               -----------------------------
Place of Execution of this Agreement        City, State or Province, Country,
                                            Offshore Postal Code


                                            -----------------------------
                                            Telephone Number

                                            -----------------------------
                                            Facsimile Number
ACCEPTANCE BY COMPANY:


     THIS  SUBSCRIPTION  IS ACCEPTED BY THE COMPANY AND THE COMPANY AGREES TO BE
BOUND   BY   THE   TERMS   AND   CONDITIONS    THEREOF   THIS   _____   DAY   OF
_______________________, 1998.



                                            By:

                                            Name:

                                            Title:

                                            Attest:

                                            Name:

                                            Title:

                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

     The undersigned Holder hereby irrevocably elects to convert ___________ shares of Series D Preferred Stock, represented by stock certificate No(s). ______________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Harvest Restaurant Group, Inc. (the "Company") according to the conditions of the Statement of Resolution of Series D Preferred Stock, as of the date written below, in connection with the resale of the underlying Common Stock. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such Certificates. With respect to those shares to be issued in the name of a person other than the Holder, the Holder should execute a Notice of Transfer or Assignment Form with the signature of the Holder and the signature of each other person in whose name the shares are to be issued guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted its attached hereto.


Date of Conversion:

Applicable Conversion Price:

Number of Shares of
Common Stock to be Issued:

Name of Holder:

By:

Title:

Address:

                                   EXHIBIT "A"
                                   -----------

                          FORM STATEMENT OF RESOLUTION



                        FOLLOWS DIRECTLY BEHIND THIS PAGE

                                   EXHIBIT "B"
                                   -----------

                       FORM REGISTRATION RIGHTS AGREEMENT



                        FOLLOWS DIRECTLY BEHIND THIS PAGE

                                   EXHIBIT "C"
                                   -----------

                                 CAPITALIZATION



                        FOLLOWS DIRECTLY BEHIND THIS PAGE

                                   EXHIBIT "D"
                                   -----------

                    FORM OF WARRANT AGREEMENT WITH SUBSCRIBER



                        Follows Directly Behind This Page